EXHIBIT 99.1
Union Carbide Corporation
Unaudited Pro Forma Consolidated
Financial Information

Introduction
The following unaudited pro forma consolidated financial information (“pro forma financial information”) is based on the historical consolidated financial statements and the accompanying notes of Union Carbide Corporation (the “Corporation”) and has been prepared to illustrate the effects of the sale of OPTIMAL Glycols (Malaysia) Sdn. Bhd. (“OGM”), OPTIMAL Olefins (Malaysia) Sdn. Bhd. (“OOM”), and OPTIMAL Chemicals (Malaysia) Sdn. Bhd. (“OCM,” and together with OGM and OOM the “OPTIMAL Group”). The pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X. As such, the unaudited pro forma consolidated statements of income have been prepared assuming the sale of the OPTIMAL Group had been consummated on January 1, 2008. The unaudited pro forma consolidated balance sheet has been prepared assuming the sale of the OPTIMAL Group had been consummated on June 30, 2009.
The accompanying pro forma financial information should be read in conjunction with the historical financial statements and the accompanying notes of the Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2008, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 20, 2009, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 3, 2009.

Transaction Background
On September 30, 2009, the Corporation sold its entire ownership interest in the OPTIMAL Group to Petroliam Nasional Berhad (“PETRONAS”) for $660 million. The OPTIMAL Group comprised three joint ventures involving the Corporation and PETRONAS: OPTIMAL Chemicals (Malaysia) Sdn. Bhd. (50:50), OPTIMAL Glycols (Malaysia) Sdn. Bhd. (50:50), and OPTIMAL Olefins (Malaysia) Sdn. Bhd. (approximately 23.75% held by the Corporation, 64.25% held by PETRONAS and 12% held by Sasol). As a result of this divestiture, on a pro forma basis, the Corporation would realize a pretax gain of approximately $350 million.

Union Carbide Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2008

In millions	Union Carbide Corporation	Pro Forma Adjustments	Ref.	Pro Forma Consolidated
Net trade sales	$219	-		$219
Net sales to related companies	7,107	-		7,107
Total Net Sales	$7,326	$-		$7,326
Cost of sales	7,194	-		7,194
Research and development expenses	68	-		68
Selling, general and administrative expenses	13	-		13
Goodwill impairment loss	26	-		26
Restructuring charges	105	-		105
Asbestos-related credit	54	-		54
Equity in earnings of nonconsolidated affiliates	166	(122)	D	44
Sundry income - net	243	-		243
Interest income	110	-	E	110
Interest expense and amortization of debt discount	48	-		48
Income before Income Taxes	$445	$(122)		$323
Provision for income taxes	118	-		118
Net Income Attributable to Union Carbide Corporation	$327	$(122)		$205
See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Union Carbide Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Income
For the Six Months Ended June 30, 2009

In millions	Union Carbide Corporation	Pro Forma Adjustments	Ref.	Pro Forma Consolidated
Net trade sales	$78	-		$78
Net sales to related companies	2,251	-		2,251
Total Net Sales	$2,329	$-		$2,329
Cost of sales	2,079	-		2,079
Research and development expenses	27	-		27
Selling, general and administrative expenses	6	-		6
Restructuring charges	166	-		166
Equity in earnings of nonconsolidated affiliates	6	2	D	8
Sundry income - net	2	-		2
Interest income	10	-	E	10
Interest expense and amortization of debt discount	24	-		24
Income before Income Taxes	$45	$2		$47
Credit for income taxes	(39)	-		(39)
Net Income Attributable to Union Carbide Corporation	$84	$2		$86
See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Union Carbide Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
At June 30, 2009

In millions	Union Carbide Corporation	Pro Forma Adjustments	Ref.	Pro Forma Consolidated
Assets
Current Assets
Cash and cash equivalents	$19	-		$19
Accounts receivable:
Trade (net of allowance for doubtful receivables - $1)	20	-		20
Related companies	311	-		311
Other	89	-		89
Notes receivable from related companies	3,648	$660	B	4,308
Inventories	199	-		199
Other current assets and deferred income taxes	89	-		89
Total current assets	4,375	660		5,035
Investments
Investments in related companies	972	-		972
Investments in nonconsolidated affiliates	404	(310)	B	94
Other investments	21	-		21
Noncurrent receivables	46	-		46
Noncurrent receivables from related companies	190	-		190
Total investments	1,633	(310)		1,323
Property
Property	7,567	-		7,567
Less accumulated depreciation	5,941	-		5,941
Net property	1,626	-		1,626
Other Assets
Other intangible assets (net of accumulated amortization - $138)	12	-		12
Deferred income tax assets - noncurrent	410	25	B	435
Asbestos-related insurance receivables - noncurrent	627	-		627
Deferred charges and other assets	79	-		79
Total other assets	1,128	25		1,153
Total Assets	$8,762	$375		$9,137

Union Carbide Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
At June 30, 2009

In millions	Union Carbide Corporation	Pro Forma Adjustments	Ref.	Pro Forma Consolidated
Liabilities and Equity
Current Liabilities
Notes payable - related companies	$11	-		$11
Accounts payable:
Trade	176	-		176
Related companies	233	-		233
Other	29	-		29
Income taxes payable	104	$172	C	276
Asbestos-related liabilities - current	110	-		110
Accrued and other current liabilities	187	-		187
Total current liabilities	850	172		1,022
Long-Term Debt	571	-		571
Other Noncurrent Liabilities
Pension and other postretirement benefits - noncurrent	627	-		627
Asbestos-related liabilities - noncurrent	793	-		793
Other noncurrent obligations	278	-		278
Total other noncurrent liabilities	1,698	-		1,698
Stockholder's Equity
Common stock (authorized and issued: 1,000 shares of $0.01 par value each)	-	-		-
Additional paid-in capital	312	-		312
Retained earnings	6,178	203	B	6,381
Accumulated other comprehensive loss	(848)	-		(848)
Union Carbide Corporation's stockholder's equity	5,642	203		5,845
Noncontrolling interests	1	-		1
Total equity	5,643	203		5,846
Total Liabilities and Equity	$8,762	$375		$9,137
See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Union Carbide Corporation
Unaudited Pro Forma Consolidated
Financial Information

Notes to the Unaudited Pro Forma Consolidated Financial Statements

NOTE A – Basis of Pro Forma Presentation

Prior to the sale of the OPTIMAL Group, the Corporation’s investment in the OPTIMAL Group was accounted for by the equity method. The pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. It is not necessarily indicative of the financial position or results of operations that would have actually occurred had the disposition been completed at or as of the dates indicated, nor is it necessarily indicative of the future operations and financial position of the resulting Corporation.

NOTE B – Disposition of Assets

On September 30, 2009, the Corporation sold its ownership interest in the OPTIMAL Group for $660 million. At June 30, 2009, the Corporation’s carrying value of its equity method investment in the OPTIMAL Group was $310 million. On a pro forma basis, the Corporation would recognize an estimated pretax gain on the sale of $350 million; approximately $200 million after tax, including a $25 million deferred tax liability adjustment. Proceeds from the sale are included in “Notes receivable from related companies” under revolving loan agreements that the Corporation is a party to with Dow that have LIBOR-based interest rates with varying maturities.

NOTE C – Income Taxes Payable

For purposes of this pro forma financial information, the tax on the gain of the Corporation’s sale of its ownership interest in the OPTIMAL Group was based on an estimated rate of the transaction. The estimated rate does not take into account any possible future tax events that may result for the Corporation’s future results of operations.

NOTE D – Equity in Earnings of Nonconsolidated Affiliates

Pro forma adjustments have been made to eliminate equity in earnings related to the OPTIMAL Group in the Unaudited Pro Forma Consolidated Statements of Income. The equity in earnings of the OPTIMAL Group was recorded on an after-tax basis; therefore, no adjustments to the provision for income taxes were necessary.

NOTE E – Interest Income

As disclosed in Note B, proceeds from the sale are reflected in “Notes receivable from related companies.” The revolving loan agreements have LIBOR-based interest rates with varying maturities. Pro forma adjustments have not been made to reflect an increase in interest income (in accordance with SEC guidance); however, on a pro forma basis, the increase in interest income for the year ended December 31, 2008 is estimated to be $18 million based on an average LIBOR-based interest rate of 2.68 percent. For the six months ended June 30, 2009, the increase in interest income is estimated to be $1 million based on an average LIBOR-based interest rate of 0.42 percent.

Union Carbide Corporation
Unaudited Pro Forma Consolidated
Financial Information

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of the Corporation. The forward looking statements contained in this document involve risks and uncertainties that may affect the Corporation’s operations, markets, products, services, prices and other factors as discussed in filings with the SEC. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Corporation’s expectations will be realized. The Corporation assumes no obligation to provide revisions to any forward looking statements should circumstances change, except as otherwise required by securities and other applicable laws.